Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated June 30, 2009 accompanying the consolidated financial statements included in the Annual Report of Halifax Corporation of Virginia on Form 10-K for the years ended March 31, 2009 and 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Halifax Corporation of Virginia on Form S-8 (File No. 333-41995, effective December 11, 1997) and Form S-3 (File No. 333-132901, effective August 14, 2006).
/s/ Reznick Group, P.C.
Vienna, Virginia
June 30, 2009